                                                                  Exhibit (a)(5)

                            HUNT MANUFACTURING CO.
                          OFFER TO PURCHASE FOR CASH
                     UP TO 3,230,000 OF ITS COMMON SHARES
                             AT $17 NET PER SHARE

To Our Clients:                                              December 21, 1995

   Enclosed for your consideration are the Offer to Purchase dated December 21, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Hunt Manufacturing Co., a Pennsylvania corporation (the "Company"), pursuant to which the Company is inviting its shareholders to tender its common shares, par value $.10 per share (the "Shares"), at a price of $17 per Share (the "Purchase Price"), net to the seller in cash, upon the terms and subject to the conditions of the Offer.

   All Shares properly tendered and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration provisions thereof. All Shares not purchased pursuant to the Offer, including Shares not purchased because of proration, will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date (as defined in Section 1 of the Offer to Purchase). The Company reserves the right, in its sole discretion, to purchase more than 3,230,000 Shares pursuant to the Offer. See Section 1 of the Offer to Purchase.

   We are (or our nominee is) the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. The Letter of Transmittal is for your information only and cannot be used by you to tender Shares we hold for your account.

   Please instruct us as to whether you wish us to tender any of or all the Shares we hold for your account upon the terms and subject to the conditions of the Offer.

   We call your attention to the following:

1. You may tender any portion of or all your Shares as indicated in the attached instruction form.

2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See
   Section 6 of the Offer to Purchase.

3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., Eastern Standard Time, on January 24, 1996, unless the Offer is extended.

4. The Offer is for 3,230,000 Shares, representing approximately 23% of the Shares outstanding as of the close of business on December 19, 1995, and approximately 21% of the sum of the Shares then outstanding and all Shares which may be issued upon the exercise of outstanding stock options under the Company's stock option plans.

5. You have the right to tender Shares subject to the condition that a specified minimum of your Shares so tendered are purchased. See Section 3 of the Offer to Purchase.

6. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer and sale of Shares to the Company pursuant to the Offer.

7. If you owned beneficially as of the close of business on December 15, 1995, and will continue to own beneficially until the Expiration Date (as defined in the Offer to Purchase), an aggregate of fewer than 100 Shares (including any such Shares held in the Company's Savings Plan) and you are tendering all such Shares and do not withdraw such Shares before the Expiration Date and complete the box captioned "Odd Lots" in the attached instruction form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before any proration of the purchase of other Shares tendered.

   If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. If you desire to make a conditional tender of Shares you must calculate and indicate the minimum number of Shares to be accepted for tender. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the instruction form.

   YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON JANUARY 24, 1996, UNLESS THE OFFER IS EXTENDED.

   As described in Section 1 of the Offer to Purchase and subject to matters described therein, if the number of Shares properly tendered and not withdrawn before the Expiration Date is greater than 3,230,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Offer), the Company, upon the terms and subject to the conditions of the Offer, will accept Shares for purchase in the following order of priority:

(a) first, all Shares properly tendered and not withdrawn before the Expiration Date by any shareholder who beneficially owned as of the close of business on December 15, 1995, and who continues to own beneficially until the Expiration Date, an aggregate of fewer than 100 Shares (including any such Shares held in the Company's Savings Plan) and who:

    (1) tenders all Shares beneficially owned by such shareholder (including any such Shares held in the Company's Savings Plan) (partial tenders will not qualify for this preference); and

    (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

(b) then, after purchase of all the foregoing Shares, all other Shares properly tendered and not withdrawn before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

   This Offer is not being made to, nor will the Company accept tenders from or on behalf of, owners of Shares residing in any jurisdiction in which the making of the Offer or its acceptance would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                 INSTRUCTIONS
                             WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                       UP TO 3,230,000 OF COMMON SHARES
                          OF HUNT MANUFACTURING CO.

   The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated December 21, 1995, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Hunt Manufacturing Co., a Pennsylvania corporation (the "Company"), to purchase for cash up to 3,230,000 of its common shares, par value $.10 per share (the "Shares"), at a price of $17 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

   The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

Aggregate number of Shares to be tendered by you for the account of the undersigned;*
                            ___________________Shares

*Unless otherwise indicated, all the Shares held for the account of the undersigned will be tendered.

                                   ODD LOTS

   | | By checking this box, the undersigned represents that the undersigned beneficially owned as of the close of business on December 15, 1995, and will continue to own beneficially until the Expiration Date, an aggregate of fewer than 100 Shares (including all Shares held in the Company's Savings Plan), and is tendering all such Shares.

                       CONDITIONAL TENDER INSTRUCTIONS

   A tendering shareholder may condition his tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in Section 3 thereof. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering shareholder's responsibility to calculate such minimum number of Shares, and each shareholder is urged to consult his or her own tax advisor with respect to the possible consequences of electing, or failing to elect, a conditional tender of Shares. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

   | | the tender of Shares by the Undersigned is conditioned upon the purchase by the Company of a specified minimum.


      Minimum number of Shares that must be purchased, if any are purchased:

                           ____________________ Shares

----------------------------------------------------------------------------

                                SIGNATURE BOX

  Signature(s)______________________________________________________________

  Dated ________________________________________________________, 199_______

  Name(s) and Address(es)___________________________________________________

  __________________________________________________________________________
                              (PLEASE PRINT)

  Area Code and Telephone No._______________________________________________

  Taxpayer Identification or Social Security Number_________________________

----------------------------------------------------------------------------